Exhibit 10.1
CASH SYSTEMS INC.
COMMON STOCK PURCHASE AGREEMENT
     THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 17, 2005 by and between The Viejas Band of Kumeyaay Indians, a federally recognized Indian tribe, (“Viejas”) and CASH SYSTEMS INC., a Delaware corporation (the “Company”).
1. AGREEMENT TO PURCHASE AND SELL STOCK.
     1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 710,000 unregistered and restricted shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”).
     1.2 Agreement to Purchase and Sell. The Company agrees to sell to Viejas at the Closing, and Viejas agrees to purchase from the Company at the Closing, the 710,000 shares of Common Stock of the Company for the aggregate price of $4,470,160, or a per share price of $6.296. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the “Purchased Shares.”
2. CLOSING. The purchase and sale of the Purchased Shares will take place at the offices of DLA Piper Rudnick Gray Cary US LLP at 4:00 p.m., Pacific Daylight Time, within three (3) days following the satisfaction and/or waiver of all conditions to close set forth in Sections 6 and 7 hereof (other than conditions which can be satisfied only by the delivery of certificates, opinions or other documents at the Closing), unless another date or place is agreed in writing by each of the parties hereto. At the Closing, the Company will deliver to Viejas a certificate representing the number of Purchased Shares that Viejas has agreed to purchase hereunder against delivery to the Company by Viejas of the full purchase price of such Purchased Shares, paid by (i) a check payable to the Company’s order, or (ii) wire transfer of funds to the Company.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Viejas that, except as set forth in the Disclosure Schedule (the “Disclosure Schedule”) separately delivered by the Company to Viejas (which Disclosure Schedule shall be deemed to be representations and warranties to Viejas by the Company under this Section and to qualify each of the representations and warranties set forth herein), the statements in the following paragraphs of this Section 3 are all true and correct:
     3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations or assets of the Company (the “Business”) (such effect referred to as a “Material Adverse Effect”).
     3.2 Capitalization. Immediately before the Closing the capitalization of the Company will consist of the following:
          (a) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.001 par value per share. As of October 25, 2005, 16,876,738 shares of the Common Stock were issued and outstanding. As of September 30, 2005, the Company had authorized or reserved 3,500,000 shares of the Common Stock for issuance pursuant to the Company’s option plans, and the Company had granted options to purchase 2,282,750 shares of the Common Stock under the Company’s option plans. All of the issued and outstanding shares of the Common Stock are, and all shares reserved for issuance pursuant to the Company’s option plans will be, upon issuance in accordance with the terms specified in such plans, respectively, and the agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights. Except pursuant to the Company’s option plans and this Agreement, there are no outstanding subscriptions, options, warrants, calls, preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, “Options”), obligating the Company to issue or sell any capital shares of the Company or to grant, extend or enter into any Option with respect thereto.
          (b) There are no agreements to which the Company is a party and by which it is bound, with respect to the voting (including voting trusts or proxies) or sale or transfer of any securities of the Company.
          (c) There are no outstanding commitments, understandings, arrangements or contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company’s capital stock.
     3.3 Subsidiaries. Except for the subsidiaries of the Company listed on the Disclosure Schedule, each of which is not a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.
     3.4 Due Authorization; No Violation. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the Company’s Certificate of Incorporation, as amended, or the Company’s Bylaws, as amended (ii) conflict with, result in a violation or breach of, or cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company is a party, which default could reasonably be expected to have a Material Adverse Effect or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority, in each case applicable to the Company or its properties or assets and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     3.5 Valid Issuance of Stock. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights of any stockholder of the Company.
     3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Purchased Shares, or the consummation of the transactions contemplated by this Agreement, except for qualifications or filings under the Securities Act of 1933, as amended (the “Act”) and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Act, and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications will be effective on the Closing, and all such filings be made within the time prescribed by law.
     3.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending (or, to the Company’s knowledge, currently threatened) against the Company, its activities, properties or assets, which (i) might prevent the consummation of the transactions contemplated hereby or (ii) if adversely resolved against the Company could reasonably be expected to have a Material Adverse Effect.
     3.8 American Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the American Stock Exchange (“AMEX”). The Company has not received any notification that the Commission or AMEX is contemplating the termination of such registration or listing. Before any registration statement in connection with the Purchased Shares is declared effective by the Commission, the Purchased Shares will, if required by the listing rules of AMEX, have been approved for listing on AMEX, subject to notice of issuance.
     3.9 SEC Filings and Financial Statements.
          (a) The Company’s SEC forms, reports and documents required to be filed (“collectively, the “Company SEC Reports”) since December 31, 2002 (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. None of the Company’s subsidiaries are required to file any forms, reports or other documents with the SEC.
          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Company SEC Reports, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly, in all material respects, the consolidated financial position of the Company as of and at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.
     3.10 Absence of Certain Changes or Events. Since June 30, 2005, the Company has not experienced a Material Adverse Effect, and the Company has conducted its business in the ordinary course and in a manner consistent with past practices. Since June 30, 2005, the Company has not agreed to take any action outside the ordinary course of business or that would (if the action were taken immediately) constitute a breach of any of the covenants, representations or warranties of the Company contained in this Agreement.
     3.11 Disclosure. The representations and warranties made by the Company in this Agreement (including the Disclosure Schedule) and the Filings when read together do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements herein as a whole not misleading.
     3.12 Governmental Permits, Etc. The Company possesses all licenses, franchises, governmental approvals, permits or other governmental authorizations (collectively, “Authorizations”) relating to the operation of the Business, except for those Authorizations the failure of which to possess would not, separately or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, the Company is in compliance with the terms of all Authorizations and all laws, ordinances, regulations and decrees which to the Company’s knowledge are applicable to the Business, except for such non-compliance which does not, separately or in the aggregate, have a Material Adverse Effect.
     3.13 Insurance. The Company is covered by insurance with companies the Company believes to be responsible and in such amounts and covering such risks as it believes to be adequate for the conduct of its Business and the value of its properties and which, it believes, is customary for companies engaged in similar businesses in similar industries. The Company has no knowledge that any such carrier has grounds or intends to cancel or fail to renew such policies.

     3.14 Intellectual Property. To the Company’s knowledge after reasonable investigation, the Company owns or possesses the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other rights or interests in items of intellectual property as are necessary for the operation of the Business operated by it (the “Patent and Proprietary Rights”), except where the failure to own or possess such rights would not have a Material Adverse Effect; the Company has not received notice of any asserted rights with respect to any of the Patent and Proprietary Rights which, if determined unfavorably with respect to the interests of the Company would have a Material Adverse Effect; and the Company has not received notice and is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the Patent or Proprietary Rights, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would result in a Material Adverse Effect.
     3.15 Employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any officer, key employee or group of key employees.
4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF VIEJAS. Viejas hereby represents and warrants to, and agrees with, the Company, that:
     4.1 Authorization. All governmental action on the part of Viejas and its tribal general council, tribal council, officers and directors necessary for the authorization, execution and delivery of, and the performance of all obligations of Viejas under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of Viejas, enforceable against Viejas in accordance with its terms, except as enforceability may be limited by Section 8.3.
     4.2 Purchase for Own Account. The Purchased Shares to be purchased by Viejas hereunder will be acquired for investment for Viejas’ own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and Viejas has no present intention of selling, granting any participation in, or otherwise distributing the same. Viejas also represents that Viejas has not been formed for the specific purpose of acquiring the Purchased Shares.
     4.3 Disclosure of Information. Viejas has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by Viejas under this Agreement. Viejas further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Viejas or to which Viejas had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3 or the Disclosure Schedules.

     4.4 Investment Experience. Viejas understands that the purchase of the Purchased Shares involves substantial risk. Viejas: (i) has experience as an investor in securities of companies in the development stage and acknowledges that Viejas is able to bear the economic risk of Viejas’ investment in the Purchased Shares and has such knowledge and experience in financial or business matters that Viejas is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Viejas to be aware of the character, business acumen and financial circumstances of such persons.
     4.5 Accredited Investor Status. Viejas is an “accredited investor” within the meaning of Regulation D promulgated under the Act.
     4.6 Restricted Securities. Viejas understands that the Purchased Shares are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and the Rules and Regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Viejas represents that Viejas is familiar with Rule 144 of the Commission and understands the resale limitations imposed thereby and by the Act. Viejas understands that the Company is under no obligation to register any of the Purchased Shares other than pursuant to the Registration Rights Agreement.
     4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Viejas further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:
          (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
          (b) (i) Viejas shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) Viejas shall have furnished the Company, at the expense of Viejas or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.
          Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any routine transfer of any Purchased Shares in compliance with Rule 144 or Rule 144A (except that an opinion of counsel may be required for other than routine Rule 144 transactions), or (ii) for any transfer of Purchased Shares by an investor that is a partnership or a corporation to (A) a partner of such partnership or stockholder of such corporation, or (B) the estate of any such partner or stockholder; provided, that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original investor hereunder.

     4.8 Legends. It is understood that the certificates evidencing the Purchased Shares will bear the legends set forth below:
          (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
          (b) THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF, AND MAY HAVE CERTAIN REGISTRATION RIGHTS PURSUANT TO, THE PROVISIONS OF A PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SHARES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY’S PRINCIPAL OFFICE.
          (c) After consultation with counsel for Viejas (or counsel to a transferee of Viejas), any legend that counsel to the Company reasonably deems appropriate under the laws of the State of Delaware.
     The legends set forth in (a) and (b) above shall, upon the request of Viejas or transferee of Viejas, be promptly removed by the Company from any certificate evidencing Purchased Shares upon delivery to the Company of an opinion of counsel to the Company, that the legended security can be freely transferred in a public sale without a registration statement being in effect under the Act and in compliance with exemption requirements under applicable state securities laws and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares; provided, however, that no such opinion shall be required in connection with routine sales of Purchased Shares pursuant to a registration statement. In connection with any such opinion, Viejas (of transferee of Viejas) shall provide such certifications as may be reasonably be deemed necessary for the delivery of such opinion.
     4.9 Restrictions on Further Investment. Viejas will not without prior approval of the Company’s Board of Directors purchase additional shares of the Company if such purchases would bring the total shares of the Company owned by Viejas to five percent (5%) of the total outstanding shares of Purchaser.
5. INTERIM OPERATIONS OF THE COMPANY. The Company shall use its commercially reasonable efforts to procure that, and the Company covenants and agrees that, after the date hereof and prior to the Closing Date, except (i) as expressly provided in this

Agreement, (ii) as set forth in the Disclosure Schedule or (iii) as may be agreed in writing by Viejas:
     (a) the Company shall conduct its business in the same manner as heretofore conducted and only in the ordinary course, and each of the Company and its subsidiaries shall use its best efforts to preserve the business organization of the Company intact, keep available the services of the current officers and employees of the Company and maintain the existing relations with franchisees, customers, suppliers, creditors, business partners and others having business dealings with the Company;
     (b) the Company shall not amend or otherwise change its certificate of incorporation or bylaws;
     (c) the Company shall not issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance (including in each case by way of share split, combination or reclassification) of any shares of its capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company, except pursuant to the terms of the options and the warrants outstanding on the date of this Agreement;
     (d) the Company shall not incur any indebtedness outside the ordinary course of business or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances;
     (e) the Company shall file, on a timely basis, with appropriate taxing authorities all Tax Returns required to be filed prior to the Closing Date.
     (f) the Company shall not take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Sections 6 or 7 not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of the Company or Viejas to consummate the Closing in accordance with the terms hereof or materially delay such consummation; and
     (g) Purchaser shall not enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.
6. CONDITIONS TO VIEJAS’ OBLIGATIONS AT CLOSING.
     6.1 Closing. The obligations of Viejas under Section 2 of this Agreement to purchase the Purchased Shares at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, and the Company shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:

          (a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
          (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
          (c) Compliance Certificate. The Company shall have delivered to Viejas at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, Chief Financial Officer or Secretary certifying that the conditions specified in Sections 5.1.1 and 5.1.2 have been fulfilled.
          (d) Registration; Securities Exemptions. The offer and sale of the Purchased Shares to Viejas pursuant to this Agreement shall be exempt from the registration requirements under the Act, as amended, and the rules thereunder and the registration and/or qualification requirements of all other applicable state securities laws (the “Law”).
          (e) No Material Change. There shall have been no material adverse change in the Business from the date of this Agreement.
          (f) Registration Rights Agreement. The Company shall have executed and delivered to Viejas a Registration Rights Agreement, substantially in the form of Exhibit A attached hereto, in connection with the Purchased Shares.
          (g) Asset Purchase Agreement. That certain Asset Purchase Agreement dated as of November 17, 2005 by and among the Company and Borrego Springs Bank, N.A., a national banking association, relating to the sale of the assets of a business, shall have been executed and remain in effect. The transactions contemplated thereby shall be consummated promptly after the Closing hereunder.
7. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.
     7.1 Closing. The obligations of the Company under this Agreement to sell the Purchased Shares to Viejas at the Closing are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by Viejas, and Viejas shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:
          (a) Representations and Warranties. The representations and warranties of Viejas contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
          (b) Payment of Purchase Price. Viejas shall have delivered to the Company the purchase price for the Purchased Shares, in accordance with the provisions of Section 2.

          (c) Registration; Securities Exemptions. The offer and sale of the Purchased Shares to Viejas pursuant to this Agreement shall be exempt from the registration requirements under the Act and shall be exempt from the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.
8. MISCELLANEOUS.
     8.1 Survival of Warranties. The representations, warranties and covenants of the Company and Viejas contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Viejas, their counsel or the Company, as the case may be.
     8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.
     8.3 Governing Law; Limited Waiver of Sovereign Immunity and Dispute Resolution. This Agreement shall be governed by and construed under the internal laws of the State of Delaware except as provided in this Section 8.3:
          (a) Grant of Limited Waiver. Viejas is a federally recognized Indian Tribe that retains full sovereign immunity from unconsented suit. Subject to and limited by the provisions herein, Viejas hereby expressly grants to Company a limited waiver of tribal sovereign immunity for the specific purpose of enforcing payment by Viejas of the consideration referenced in Section 2 of this Agreement, or for enforcement of the Representations, Warranties and Certain Agreements of Viejas as stated in Section 4 of this Agreement, and for no other purpose whatsoever.
          (b) Dispute Resolution. The parties agree that any dispute between them arising under the sections of this Agreement referenced in paragraph (a) above shall be resolved by a two-step dispute resolution process under the rules of J.A.M.S. of San Diego, California. (See: www.jams-endispute.com). The dispute shall first be submitted to mediation before a neutral panelist, followed if necessary by final and binding arbitration by the same, or if requested by either party, another J.A.M.S. panelist. By entering into this Agreement, both parties are giving up the right to have any such dispute decided before a court of law or a jury. The parties specifically select the United States District Court for the Southern District of California, and applicable Courts of Appeal (the “Federal Courts”), as the exclusive forum for the enforcement of any arbitration award, and Viejas hereby waives its immunity as a sovereign government limited to and only to the extent necessary for the mediation and arbitration before J.A.M.S. and enforcement of the award, if any, in the Federal Courts. This waiver shall include the power to render awards, orders, decisions or judgments, and to enforce any and all such awards, orders, decisions or judgments by writ of execution or otherwise. Each party further agrees that Viejas has waived its claims of immunity as herein limited, and that both parties have agreed to the jurisdiction of the tribunals in the order designated above to determine the question of whether, by this paragraph, such tribunal has the appropriate jurisdiction and whether each party has waived its immunity or otherwise consented to resolution of the dispute by such tribunal. In the event that J.A.M.S. is no longer offering mediation and/or arbitration services, the parties agree to the substitution of the American Arbitration Association (AAA) and the application of AAA’s Commercial Arbitration Rules.
          (c) No Third-Party Beneficiary. This limited waiver of sovereign immunity shall extend only to Company, and shall not be construed to the benefit of any third party, nor shall the waiver confer on any third party the right to infringe or invade, in any manner whatsoever, the sovereignty or immunity of Viejas or its enterprises. Viejas hereby reserves all powers of self-government and sovereign immunity against any and all claims and actions except those expressly and specifically provided in this Section 8.3.
          (d) Enforcement. Except as expressly provided herein, Viejas consents only to the jurisdiction of the United States District Court, Southern District of California, including the federal courts of appeal with jurisdiction over such court. In the event the above-described court determines that it lacks jurisdiction to hear the case, Viejas and the Company agree to submit the dispute to the Chancery Court of the State of Delaware.
          (e) Expenses of Judicial Enforcement. In the event of any mediation, arbitration or legal proceedings between the parties, the prevailing party shall recover from the non-prevailing party all of its costs, expenses, and attorney’s fees incurred in connection with any such proceedings. The parties expressly agree that this provision shall survive the termination or expiration of this Agreement.
          (f) Retention of Sovereign Immunity. By the waiver contained in this Section 8.3, Viejas, as a federally recognized Indian Tribe, does not waive, limit or modify its sovereign immunity from unconsented suit or proceedings in arbitration and/or litigation, except as provided in this Section 8.3.
     8.4 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     8.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.
     8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

If to the Company, to:
Cash Systems Inc.
7350 Dean Martin Drive, Suite 309
Las Vegas, NV 89139
Attention: Michael D. Rumbolz — Chief Executive Officer
Telephone: 702-987-7169
Telecopy: 702-987-7168
With a copy to:
Cash Systems Inc.
7350 Dean Martin Drive, Suite 309
Las Vegas, NV 89139
Attention: Zev E. Kaplan — General Counsel
Telephone: 702-987-7169
Telecopy: 702-987-7168
and
If to Viejas, to:
The Viejas Band of Kumeyaay Indians
5000 Willows Road
Alpine, CA 91901
Attention: Mr. Frank Riolo — Chief Executive Officer
Copy to: Ms. Diane Vitols — General Counsel
Telephone: 619-659-2502
With a copy to:
DLA Piper Rudnick Gray Cary US LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attention: Jeffrey T. Baglio
Telephone: 858-677-1400
Telecopy: 858-677-1401
     8.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. Viejas agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which Viejas or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and to hold harmless Viejas from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     8.8 Costs, Expenses. Each party’s costs in connection with the preparation, execution delivery and performance of this Agreement (including without limitation legal fees) shall be borne by that party.
     8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Viejas.
     8.10 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
     8.11 Entire Agreement. This Agreement, together with any exhibits or schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.
     8.12 Further Assurances. From and after the date of this Agreement, upon the request of Viejas or the Company, the Company and Viejas shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

CASH SYSTEMS, INC.

By	/s/ Michael Rumbolz
Name: Michael Rumbolz
Title: Chief Executive Officer

THE VIEJAS BAND OF KUMEYAAY
INDIANS, A FEDERALLY RECOGNIZED
INDIAN TRIBE

By	/s/ Anthony R. Pico
Name: Anthony R. Pico
Title: Tribal Chairman
[COUNTERPART SIGNATURE PAGE
COMMON STOCK PURCHASE AGREEMENT]

Exhibit A
Registration Rights Agreement
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (the “Agreement”) is made and entered as of this 17th day of November, 2005 by and among Cash Systems, Inc., a Delaware corporation (the “Issuer”) and The Viejas Band of Kumeyaay Indians, a federally recognized Indian tribe, or its assigns (“Holder”).
     WHEREAS, Issuer and Holder have entered into that certain Common Stock Purchase Agreement, dated as of November 17, 2005 (the “Purchase Agreement”) pursuant to which Holder purchased 710,000 shares of common stock of Issuer (“Issuer Common Stock”);
     WHEREAS, as a condition of entering into the Purchase Agreement, Holder has required the registration rights set forth below.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Certain Definitions.
     As used in this Agreement, the following terms shall have the following meanings:
     “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.
     “Register,” “registered” and “registration” refer to a registration made by preparing and filing a registration statement or similar documents in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

     “Registration Expenses” shall mean all reasonable expenses incurred by Issuer in complying with Section 2 hereof, including all registration and filing fees, listing fees for the Issuer Common Stock, printing expenses, fees and disbursements of counsel for Issuer, and blue sky fees and expenses in all states.
     “Registrable Securities” shall mean the Issuer Common Stock issued pursuant to the Purchase Agreement; provided, however, that a Holder’s Registrable Securities shall cease to be Registrable Securities when all shares held by Holder may be sold in a three-month period pursuant to Rule 144 without regard to volume limitations.
     “Registration Statement” shall mean any registration statement filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.
     “Rule 144” shall mean Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation adopted by the SEC (excluding Rule 144A).
     “SEC” means the U.S. Securities and Exchange Commission.
     2. Shelf Registration.
          (a) Registration Statement. Not later than thirty (30) days after the Closing (as defined in the Purchase Agreement), Issuer shall prepare and file with the SEC one Registration Statement pursuant to Rule 415 under the 1933 Act covering the Registrable Securities (the “Shelf Registration”). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holder from time to time.
          (b) Effectiveness. Issuer shall use its best efforts to cause the Shelf Registration to become effective not later than ninety (90) days after the Closing. Subject to the requirements of the 1933 Act, including without limitation, requirements relating to updating through post-effective amendments or otherwise, Issuer shall use its commercially reasonable efforts to keep the Shelf Registration continuously effective until the earlier of (i) such time as all of the Registrable Securities have been sold or otherwise disposed of by the Holder and (ii) the second anniversary of the Closing. Issuer shall take such actions under the laws of various states as may be required to cause the resale of the Registrable Securities pursuant to the Shelf Registration to be lawful.
          (c) Suspension Period. Following the effectiveness of a Registration Statement filed pursuant to this Section 2, Issuer may, at any time, suspend the effectiveness of such Registration Statement for up to 30 days, as appropriate (a “Suspension Period”) if Issuer determines in good faith that it would be detrimental to Issuer and its stockholders to use a Prospectus under the Registration Statement because

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of a development or potential development involving Issuer which Issuer would be obligated to disclose in the Prospectus, but which disclosure would be premature at such time or in Issuer’s reasonably judgment have a material adverse effect upon Issuer or its stockholders, and prior to suspending such use, Issuer provides Holder notice of the intended suspension and a description in reasonable detail of the basis therefor. Issuer may not use more than two Suspension Periods in any 6-month period and at least 30 days must separate each Suspension Period. Issuer shall use its commercially reasonable efforts to limit the duration and number of any Suspension Periods. Holder agrees that, upon receipt of any notice from Issuer of a Suspension Period, Holder shall forthwith discontinue disposition of shares covered by such Registration Statement or Prospectus until Holder (i) is advised in writing by Issuer that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended Prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus.
     3. Expenses of Registration. All Registration Expenses shall be borne by Issuer; provided, however, that the term Registration Expenses shall not include, and in no event will the Issuer be obligated to pay, stock transfer taxes or underwriters’ or brokers’ discounts or commissions relating to Registrable Securities and all fees and disbursements of any counsel of any holder of Registrable Securities.
     4. Issuer Obligations. Issuer shall:
          (a) prepare and file with the SEC such amendments and supplements to any Registration Statement and associated Prospectus as may be necessary to keep such Registration Statement effective;
          (b) furnish to Holder such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder;
          (c) use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;
          (d) prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Holder may reasonably request and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that Issuer shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause Issuer undue expense or burden, or (v) make any change in its charter or bylaws;

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          (e) cause all Registrable Securities covered by the Registration Statement to be listed on the securities exchange, interdealer quotation system or other market on which similar securities issued by Issuer are then listed; and
          (f) as promptly as practicable, notify Holder, at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or as promptly as practicable after becoming aware of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
     5. Obligations of Holder.
          (a) It shall be a condition precedent to the obligations of Issuer to complete the registration pursuant to this Agreement with respect to the Registrable Securities that Holder shall furnish in writing to Issuer such information regarding itself, the Registrable Securities held by Holder and the intended method of disposition of such Registrable Securities held by Holder as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as Issuer may reasonably request. At least fifteen (15) business days prior to the first anticipated filing date of the Registration Statement, Issuer shall notify Holder of the information Issuer requires from Holder if Holder elects to have any of its Registrable Securities included in the Registration Statement.
          (b) Holder agrees to cooperate with Issuer as reasonably requested by Issuer in connection with the preparation and filing of the Registration Statement hereunder.
          (c) Holder agrees that, upon receipt of any notice from Issuer suspending the effectiveness of the Registration Statement or of any event rendering the Registration Statement no longer effective, Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities held or owned by it until Holder’s receipt of the copies of the supplemented or amended Prospectus filed with the SEC and declared effective and, if so directed by Issuer, Holder shall deliver to Issuer (at the expense of Issuer) or destroy (and deliver to Issuer a certificate of destruction) all copies in Holder’s possession (except copies for the files of Holder) of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.
     6. Indemnification.

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          (a) Indemnification by Issuer. Issuer agrees to indemnify and hold harmless, to the fullest extent permitted by law, Holder, its officers, directors, partners and employees and each person who controls Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney’s fees) and expenses (collectively, “Loss”) caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to Issuer by Holder, expressly for use therein or results from Holder’s failure to deliver a copy of a Registration Statement or Prospectus (or any amendment or supplement thereto or any final Prospectus that corrects an untrue statement or omission of a material fact in a preliminary prospectus) after Issuer has furnished Holder with a copy thereof, or (ii) any violation by Issuer of any federal, state or common law, rule or regulation applicable to Issuer in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto.
          (b) Indemnification by Holder of Registrable Securities. In connection with any registration pursuant to the terms of this Agreement, Holder will furnish to Issuer in writing such information as Issuer reasonably requests concerning Holder or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and Holder agrees to indemnify and hold harmless, to the fullest extent permitted by law, Issuer, its directors, officers, employees, stockholders, affiliates and each person who controls Issuer (within the meaning of Section 15 of the 1933 Act) against any Loss resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statement therein not misleading, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by Holder to Issuer specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by Holder and the amount of any damages Holder has otherwise been required to pay by reason of such untrue statement or omission) received by Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed to pay such fees or expenses, or (y) the indemnifying party shall have failed to timely assume the defense of such claim and employ counsel reasonably satisfactory to such person or (z) in the reasonable judgment

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of any such person, a conflict of interest exists between such person and the indemnifying party with respect to such claims, in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person; and provided further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional terms thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
          (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by Holder and the amount of any damages Holder has otherwise been required to pay be reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
     7. Rule 144 Reporting. With a view to making available to Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public, subject in all cases to applicable law and the terms and conditions set forth herein, Issuer agrees to use its commercially reasonable efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144, as long as Registrable Securities are outstanding;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and the 1934 Act;
          (c) so long as Holder owns any Registrable Securities, furnish to Holder forthwith upon request: a written statement by Issuer as to its compliance with the reporting requirements of Rule 144 and of the 1934 Act; a copy of the most recent annual or quarterly report of Issuer; and such other reports and documents as Holder may

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reasonably request in availing itself or any rule or regulation of the SEC allowing it to sell any such securities without registration or pursuant to a registration on Form S-3; and
          (d) take all such action (including without limitation the furnishing of the information described in Rule 144(d)(4)) as may be necessary or helpful to facilitate a sale of Registrable Securities by Holder.
     8. Miscellaneous.
          (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and Holder. Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Issuer shall have obtained the written consent to such amendment, action or omission to act, of Holder.
          (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight courier or facsimile to the parties at the following addresses and numbers or at such other addresses and numbers as shall be specified by the parties by like notice:
(i) if to Issuer:
Cash Systems Inc.
7350 Dean Martin Drive, Suite 309
Las Vegas, NV 89139
Attention: Michael D. Rumbolz — Chief Executive Officer
Telephone: 702-987-7169
Telecopy: 702-987-7168
with a copy, which shall not constitute notice, to:
Cash Systems Inc.
7350 Dean Martin Drive, Suite 309
Las Vegas, NV 89139
Attention: Zev E. Kaplan — General Counsel
Telephone: 702-987-7169
Telecopy: 702-987-7168
(ii) if to Holder:
The Viejas Band of Kumeyaay Indians
5000 Willows Road
Alpine, CA 91901
Attention: Mr. Frank Riolo — Chief Executive Officer
Copy to: Ms. Diane Vitols — General Counsel

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Telephone: 619-659-2502
with a copy, which shall not constitute notice, to:
DLA Piper Rudnick Gray Cary US LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attention: Jeffrey T. Baglio
Telephone: 858-677-1400
Telecopy: 858-677-1401
          (c) Notice so given shall (in the case of notice so given by mail) be deemed to be given when received and (in the case of notice so given by facsimile or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.
          (d) Assignments and Transfers by Holder. This Agreement and all the rights and obligations of Holder hereunder may not be assigned or transferred to any transferee or assignee except as set forth herein. Holder may make such assignment or transfer only to a transferee or assignee of Registrable Securities that is an affiliate (as such term is defined in Rule 405 of the 1933 Act); provided, that (i) such transfer or assignment is made expressly subject to the applicable provisions of this Agreement and the transferee or assignee agrees in writing to be bound by the applicable terms and conditions hereof, and (ii) Issuer is provided with written notice of such assignment. Any such transferee or assignee shall thereafter be considered “Holder” for purposes of this Agreement.
          (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

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          (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
          (j) Entire Agreement. This Agreement, together with the agreements and documents referred to in the Purchase Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, together with the agreements and documents referred to in the Purchase Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.
          (k) Applicable Law; Limited Waiver of Sovereign Immunity; Dispute Resolution. This Agreement shall be governed by and construed under the laws of the State of California except as provided in this Section 8 (k).
               (i) Grant of Limited Waiver. The Viejas Band of Kumeyaay Indians, as Holder, is a federally recognized Indian Tribe that retains full sovereign immunity from unconsented suit. Subject to and limited by the provisions herein, Holder hereby expressly grants to Issuer a limited waiver of tribal sovereign immunity for the specific purpose of enforcing the Obligations of Holder referenced in Section 5 of this Agreement, and for enforcement of the Indemnification obligations referenced in Section 6 of this Agreement, and for no other purpose whatsoever.
               (ii) Dispute Resolution. The parties agree that any dispute between them arising under the Sections of this Agreement referenced in paragraph 1 above shall be resolved by a two-step dispute resolution process under the rules of J.A.M.S. of San Diego, California. (See: www.jams-endispute.com). The dispute shall first be submitted to mediation before a neutral panelist, followed if necessary by final and binding arbitration by the same, or if requested by either party, another J.A.M.S. panelist. By entering into this Agreement, both parties are giving up the right to have any such dispute decided before a court of law or a jury. The parties specifically select the United States District Court for the Southern District of California, and applicable Courts of Appeal (“the Federal Courts”), as the exclusive forum for the enforcement of any arbitration award, and Holder hereby waives its immunity as a sovereign government limited to and only to the extent necessary for the mediation and arbitration before J.A.M.S. and enforcement of the award, if any, in the Federal Courts. This waiver shall include the power to render awards, orders, decisions or judgments, and to enforce any and all such awards, orders, decisions or judgments by writ of execution or otherwise. Each party further agrees that Holder has waived its claims of immunity as herein limited, and that both parties have agreed to the jurisdiction of the tribunals in the order designated above to determine the question of whether, by this paragraph, such tribunal has the appropriate jurisdiction and whether each party has waived its immunity or otherwise consented to resolution of the dispute by such tribunal. In the event that J.A.M.S. is no longer offering mediation and/or arbitration services, the parties agree to

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the substitution of the American Arbitration Association (AAA) and the application of AAA’s Commercial Arbitration Rules.
               (iii) No Third-Party Beneficiary. This limited waiver of sovereign immunity shall extend only to Issuer, and shall not be construed to the benefit of any third party, nor shall the waiver confer on any third party the right to infringe or invade, in any manner whatsoever, the sovereignty or immunity of the Viejas Band of Kumeyaay Indians or its enterprises. Holder hereby reserves all powers of self-government and sovereign immunity against any and all claims and actions except those expressly and specifically provided in this Section 8 (k).
               (iv) Enforcement. Except as expressly provided herein, Holder consents only to the jurisdiction of the United States District Court, Southern District of California, including the federal courts of appeal with jurisdiction over such court. In the event the above-described court determines that it lacks jurisdiction to hear the case, Holder and Issuer agree to submit the dispute to the Superior Court of the State of California.
               (v) Expenses of Judicial Enforcement. In the event of any mediation, arbitration or legal proceedings between the parties, the prevailing party shall recover from the non-prevailing party all of its costs, expenses, and attorney’s fees incurred in connection with any such proceedings. The parties expressly agree that this provision shall survive the termination or expiration of this Agreement.
               (vi) Retention of Sovereign Immunity. By this waiver, Holder, as a federally recognized Indian Tribe, does not waive, limit or modify its sovereign immunity from unconsented suit or proceedings in arbitration and/or litigation, except as provided in this Section 8 (k).
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Issuer:	CASH SYSTEMS, INC.

By:
Name: Michael Rumbolz
Title: Chief Executive Officer

Holder:	THE VIEJAS BAND OF KUMEYAAY INDIANS

By:
Name:
Title:

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